Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of May 2, 2012, is entered into by and between American Electric Technologies, Inc., a Florida corporation (the “Company”), and JCH Crenshaw Holdings, LLC, a Texas limited liability company (“Investor”).

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement by and between the Company and Investor executed on April 13, 2012 (the “Purchase Agreement”), Investor will purchase from the Company (i) 250,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”), and (ii) warrants (the “Warrants”) to purchase 325,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), on the terms contained therein.

WHEREAS, as a condition to Investor’s obligation to consummate the transactions contemplated by the Purchase Agreement, the Company has agreed to grant certain registration rights with respect to their Registrable Securities (as defined below) as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

For purposes of this Agreement, the terms set forth below shall have the respective meanings assigned to them in this Section 1. All capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Purchase Agreement.

“Registrable Securities” shall mean (i) the shares of Common Stock issuable upon conversion of the Series A Preferred, (ii) the shares of Common Stock issuable upon exercise(s) of the Warrants and (iii) any securities issued or issuable with respect to the securities described in clauses (i) and (ii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (y) such securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act.

“Stockholders” shall mean any Person that holds Registrable Securities.

Section 2. Demand Registration Rights.

2.1 The Company hereby grants to the Stockholders, and to each of them, the right to require the Company to use its best efforts to cause the registration for sale in a public offering of all or a portion of the Stockholders’ Registrable Securities in accordance with this Section 2; provided, however, that the Company shall not have any obligation to effect more than a total of one (1) effective registration pursuant to this Section 2. If the Company shall have received a written request submitted by one or more Stockholders owning at least a majority of the Registrable Securities outstanding (assuming for purposes of such calculation the conversion of all Series A Preferred and exercise of all Warrants in each case then constituting Registrable Securities) at the time of such request (the “Requisite Holders”) that such Stockholders desire to have the Company register Registrable Securities for sale and specifying the number of Registrable Securities proposed to be sold (for the purposes of this Section 2, together with the Registrable Securities referred to in subsection 2.1.2 below, “Covered Securities”), which request shall in no event cover less than 25% of the Registrable Securities (assuming for purposes of such calculation the conversion of all Series A Preferred and exercise of all Warrants in each case then constituting Registrable Securities), and the proposed plan for distribution of the Covered Securities, the Company will:

2.1.1 Give prompt (but in any event within fifteen (15) days after the receipt of the Requisite Holders’ notice) notice to all other Stockholders of such request and of such other Stockholders’ rights to have their Registrable Securities included in such registration.

2.1.2 Upon the request of any such Stockholder made within fifteen (15) days after the receipt by such Stockholder of the notice given pursuant to subsection 2.1.1 (which request shall specify the Registrable Securities intended to be included in such registration by such Stockholder and the intended method or methods of disposition thereof), the Company will use its reasonable best efforts to effect the registration of all Covered Securities which the Company has been so requested to register pursuant to this Section 2.1.

2.1.3 Prepare and file as soon as practicable, but in no event later than thirty (30) days from the Company’s receipt of the last Stockholder’s request to have such Stockholder’s Registrable Securities included in such registration within the time period specified in Section 2.1.2, a registration statement under the Securities Act (inclusive of the Prospectus included therein, all supplements and amendments thereto, and all exhibits and materials incorporated by reference therein, a “Registration Statement”) with the Securities and Exchange Commission (“Commission”) on Form S-1 (or Form S-3, if the Company is entitled to use such form, or other appropriate forms available for use by the Company) and use its reasonable best efforts to cause such Registration Statement to become effective in order that the Stockholders may sell the Covered Securities in accordance with the proposed plan of distribution.

2.1.4 Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith including any preliminary prospectus or supplemental or amended prospectus (a “Prospectus”) as may be necessary to keep such Registration Statement continuously effective and to comply with the provisions of the

Securities Act with respect to the offer of the Covered Securities during the period required for distribution of the Covered Securities, which period shall not be in excess of the earlier of (i) two years from the effective date of such Registration Statement and (ii) the sale or other disposition of all Covered Securities covered by such Registration Statement.

2.1.5 Furnish to each Stockholder such number of copies of the Prospectus (including any preliminary prospectus or supplemental or amended prospectus) as such Stockholder may reasonably request in order to facilitate the sale and distribution of the Covered Securities.

2.1.6 Notwithstanding the foregoing, if the Company shall furnish to each Stockholder a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Registration Statement to be filed and it is therefore essential to defer the filing of such Registration Statement, the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Stockholder; provided, however, that the Company may not utilize this right with respect to a request under Section 2 more than once in any twelve (12) month period.

2.2 The right of each Stockholder to require the Company to register Covered Securities pursuant to the provisions of this Section 2 shall be subject to the condition that if a request for registration is made within sixty (60) days prior to the conclusion of the Company’s then current fiscal year, the Company shall have the right to delay the filing of the Registration Statement until the Company files with the Commission its audited financial statements for such fiscal year.

2.3 If the Requisite Holders intend to distribute the Registrable Securities covered by the notice pursuant to Section 2.1 by means of an underwriting, the Requisite Holders shall so advise the Company as a part of the notice made pursuant to Section 2.1 and provide the name of the managing underwriter or underwriters that the Requisite Holders propose to engage in connection with the proposed public offering. If the managing underwriter of such underwritten offering shall inform the Company and the Stockholders requesting that their Covered Securities be registered pursuant to this Section 2 by letter of its belief that the amount of Covered Securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a price range acceptable to the Requisite Holders, then the Company will include in such registration such amount of Covered Securities which the Company is so advised can be sold in (or during the time of) such offering pro rata on the basis of the amount of such Covered Securities so proposed to be sold and so requested to be included by the respective Stockholders.

2.4 A registration shall not be deemed to have been effected (i) unless it has become effective and remained effective for the period specified in subsection 2.1.4, (ii) if, after it has become effective, such registration is terminated by a stop order, injunction or other order of the Commission or other governmental agency or court, or (iii) if the conditions to closing specified in any purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied for any reason, other than as a result of the voluntary termination of such offering by the Requisite Holders or any failure by the Requisite Holders to satisfy or perform the conditions or covenants on their part to be satisfied or performed.

Section 3. Piggy-Back Registration Rights.

3.1 If the Company proposes to file, on its own behalf or on behalf of any holder of Common Stock or other securities of the Company, a Registration Statement under the Securities Act on Form S-1 or S-3 or similar forms available for use by the Company, other than pursuant to Section 2 of this Agreement or on Form S-8 in connection with a dividend reinvestment, employee stock purchase or employee stock option plan or similar plan or on Form S-4 in connection with a merger, consolidation or reorganization, the Company shall give written notice to each Stockholder at least ten (10) days before the filing with the Commission of such Registration Statement. Such notice shall offer to include in such filing all or a portion of the Registrable Securities owned by each Stockholder. If a Stockholder desires to include all or a portion of its Registrable Securities in such Registration Statement, it shall give written notice to the Company within three (3) business days after the date of mailing of such offer specifying the amount of Registrable Securities to be registered (for purposes of this Section 3, “Covered Securities”). The Company shall thereupon include in such filing the Covered Securities, subject to priorities in registration set forth in this Agreement, and subject to its right to withdraw such filing, and shall use its reasonable best efforts to effect the registration under the Securities Act of the Covered Securities.

3.2 The right of a Stockholder to have Covered Securities included in any Registration Statement in accordance with the provisions of this Section 3 shall be subject to the following conditions:

3.2.1 The Company shall have the right to require that the Stockholder agree to refrain from offering or selling any shares of Common Stock that it owns which are not included in any such Registration Statement filed on the Company’s behalf in accordance with this Section 3 for any reasonable time period, not to exceed ninety (90) days, as may be specified by any managing underwriter of the offering to which such Registration Statement relates.

3.2.2 If (i) a registration pursuant to this Section 3 involves an underwritten offering of the securities being registered to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction and (ii) the managing underwriter of such underwritten offering shall inform the Company and the Stockholders who have requested that their Covered Securities be registered pursuant to this Section 3 by letter of its belief that the amount of Covered Securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a price range acceptable to the Company or the requesting Stockholders holding a majority of the Covered Securities, then the Company will include in such registration such amount of securities which the Company is so advised can be sold in (or during the time of) such offering as follows: (A) if the Registration Statement was filed by the Company on its own behalf, first, the securities being offered by the Company for its own account; second, the Covered Securities of the Stockholders which are requested to be included in such registration pro rata on the basis of the amount of such Covered Securities so proposed to be sold and so requested to be included by such Stockholders; and third, the securities of the Company, if any, proposed to be included in the registration by any other holders of the Company’s securities (whether or not such holders have contractual rights to include such securities in the registration); and (B) if the Registration Statement was filed by the Company on behalf of a Person other than the Company, first, the securities of the Company being offered by the Person requesting such registration; second, the Covered Securities of the Stockholders which are requested to be included in such registration pro rata on the basis of the amount of such Covered Securities so proposed to be sold and so requested to be included by such Stockholders; third, the securities of the Company, if any, that the Company proposes to offer for its own account; and fourth, the securities of the Company, if any, proposed to be included in the registration by any other holders of the Company’s securities (whether or not such holders have contractual rights to include such securities in the registration).

3.2.3 The Company shall furnish each Stockholder with such number of copies of the Prospectus as such Stockholder may reasonably request in order to facilitate the sale and distribution of its Covered Securities.

3.3 Notwithstanding the foregoing, the Company in its sole discretion may determine not to file the Registration Statement or proceed with the offering as to which the notice specified in Section 3.1 is given, without liability to the Stockholders.

Section 4. Participation in Underwritten Registrations. A Stockholder may not participate in any registration hereunder which relates to an underwritten offering unless such Stockholder (a) agrees to sell its Registrable Securities included in such registration on the basis provided in any underwriting arrangements approved by the holders of at least a majority of the Registrable Securities to be included in such registration, or by a Person appointed by such holders to act on their behalf to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, provided, however, that no Stockholder shall be required to make any representations or warranties to, or agreements with, the Company or any underwriters other than such representations, warranties or agreements as are customary and reasonably requested by the underwriters.

Section 5. No Contravening Agreements. From and after the date of this Agreement, the Company will not, without the prior written consent of Stockholders holding at least a majority of the Registrable Securities then outstanding (assuming for purposes of such calculation the conversion of all Series A Preferred and the exercise of all Warrants in each case then constituting Registrable Securities), enter into any agreement with respect to its securities that violates or is detrimental to the rights granted to the Stockholders in this Agreement. The foregoing shall not restrict or prevent the Company from entering into any other agreement with any party pertaining to the registration by the Company of such party’s Common Stock, provided, however, that no such agreement shall grant to any Person registration rights that are superior or preferential to the rights granted to the Stockholders hereunder or that would otherwise frustrate the purposes of this Agreement. The Company represents and warrants to the Stockholders that, as of the date hereof, the Company is not a party to any agreement, other than this Agreement, pertaining to the registration by the Company of Common Stock or any security convertible into or exchangeable for Common Stock.

Section 6. Expenses. The Company shall bear all the fees and expenses in connection with any registration under this Agreement, other than commissions and discounts of brokers, dealers and underwriters. Such fees and expenses will include, without limitation, (i) all registration and filing fees (including without limitation fees and expenses (x) with respect to filings required to be made with The Financial Industry Regulatory Authority, Inc. or any successor thereto and (y) of compliance with securities or blue sky laws (including without limitation reasonable fees and disbursements of counsel for the underwriters and selling Stockholders in connection with qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriter or underwriters, if any, or the selling Stockholder may designate)), (ii) printing expenses (including without limitation the expenses of printing certificates for securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by any selling Stockholder), (ii) messenger, telephone an delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of one counsel for all selling Stockholders (which counsel will be selected by Stockholders holding a majority of the securities sought to be included in the Registration Statement), (vi) fees and disbursements of all independent certified public accountants (including the expenses of any special audit and comfort letters required by or incident to such performance), and (vii) fees and expenses of all other Persons retained by the Company. Notwithstanding anything to the contrary herein contained, each selling Stockholder may have its own separate counsel (in addition to the one counsel for all selling Stockholders) in connection with the registration of any of its Registrable Securities, which counsel may participate therein to the full extent provided herein; provided that all fees and expenses of such separate counsel will by paid for by such selling Stockholder.

Section 7. Recall of Prospectuses, etc. With respect to a Registration Statement or amendment thereto filed pursuant to this Agreement, if, at any time, the Company notifies the Stockholders that an amendment to such Registration Statement or an amendment or supplement to the Prospectus included therein is necessary or appropriate, the Stockholders will forthwith cease selling and distributing Registrable Securities thereunder and will, upon the Company’s request, forthwith redeliver to the Company all copies of such Registration Statement and Prospectuses then in its possession or under its control. The Company will use its best efforts to cause any such amendment or supplement to become effective as soon as practicable and will furnish the Stockholders with a reasonable number of copies of such amended or supplemented Prospectus (and the period during which the Company is required to use its best efforts to maintain such Registration Statement in effect pursuant to this Agreement will be increased by a number of days equal to the number of days in the period from the date on which the Stockholders were required to cease selling and distributing Registrable Securities thereunder to the date on which the Company delivers copies of such effective amendment or supplement to the Stockholders).

Section 8. Cooperation. The Company shall be entitled to require the Stockholders to cooperate with the Company in connection with a registration of Registrable Securities pursuant to this Agreement and each Stockholder will furnish (i) such information concerning such Stockholder as may be required by the Company or the Commission in connection therewith and (ii) such representations, undertakings and agreements as may be required by the Commission in connection therewith.

Section 9. Registration Procedures. Upon the receipt of a request for registration of any Registrable Securities pursuant to Section 2 or Section 3 of this Agreement, the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

9.1.1 Prepare and file with the Commission a Registration Statement on an appropriate form under the Securities Act and use its best efforts to cause such Registration Statement to become effective at the earliest practicable date; provided, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any Registration Statement, the Company will promptly furnish to the holders of Registrable Securities to be registered pursuant to this Agreement (the “Registered Holders”) and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of the Registered Holders and the underwriters, and the Company will not file any Registration Statement or amendment thereto, or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which the Registered Holders or the underwriters, if any, shall reasonably object in light of the requirements of the Securities Act and any other applicable laws and regulations.

9.1.2 Prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period; cause the related Prospectus to be filed pursuant to Rule 424(b) (or any successor provision) under the Securities Act; cause such Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424(b) (or any successor provision) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition set forth in such Registration Statement or Prospectus or supplement to such Prospectus.

9.1.3 Notify the Registered Holders and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (i) when a Prospectus or any supplement to a Prospectus or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceeding for that purpose, (iv) if at any time the representations and warranties of the Company contemplated by subsection 9.1.10 cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (vi) of the happening of any event which requires the making of any changes in a Registration Statement or related Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosures and post-effective amendment.

9.1.4 Make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

9.1.5 If requested by the managing underwriters or the Registered Holders, immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters or the Registered Holders request be included therein relating to such sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to such underwriters and the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by the Registered Holders or any underwriter of such Registrable Securities.

9.1.6 Upon request of a Registered Holder or a managing underwriter, if any, furnish to such Registered Holder and such managing underwriter, if any, without charge, at least one signed copy of the Registration Statement, any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

9.1.7 Deliver without charge to the Registered Holders and the underwriters, if any, as many copies of the Prospectus or Prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; and the Company consents to the use of such Prospectus or any amendment or supplement thereto by such Registered Holders and the underwriters, if any, in connection with the offer and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

9.1.8 Prior to any public offering of Registrable Securities, register or qualify or cooperate with the Registered Holders, the underwriters, if any, and respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such domestic jurisdictions, as the Registered Holders or an underwriter reasonably requests in writing; keep each such registration or qualification effective during the period the Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required in connection therewith or as a condition thereto to qualify generally to do business or subject itself to general service of process in any such jurisdiction where it is not then so subject.

9.1.9 Upon the occurrence of any event contemplated by subsection 9.1.3(ii)-(vii) above, prepare, to the extent required, a supplement or post-effective amendment to the applicable Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchaser of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

9.1.10 Enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registrable Securities to be covered by such registration are to be offered in an underwritten offering: (i) make such representations and warranties to the Registered Holders as to the Registration Statement, Prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof with respect to the Registration Statement and the Prospectus in the form, scope and substance which are customarily delivered in underwritten offerings; (iii) in the case of an underwritten offering, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be satisfactory to the managing underwriters and the Registered Holders) addressed to the Registered Holders and the underwriters, if any, covering the matters customarily covered in opinions delivered in underwritten offerings and such other matters as may be requested by the Registered Holders and such underwriters; (iv) obtain comfort letters and updates thereof from the Company’s independent certified public accountants addressed to the Registered Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in comfort letters by accountants in connection with underwritten offerings; (v) if any underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures customarily included in underwriting agreements in underwritten offerings; and (vi) the Company shall deliver such documents and certificates as may be requested by the Registered Holders and the managing underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder.

9.1.11 Make available for inspection by a representative of the Registered Holders, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by the Registered Holders or such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosures of such records, information or documents is required by court or administrative order.

9.1.12 Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, no later than 90 days after the end of any 12-month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering and (ii) beginning with the first day of the Company’s first fiscal quarter next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

9.1.13 Use its reasonable best efforts to list all Registrable Securities covered by the Registration Statement on the securities exchanges or trading markets on which any of the equity securities of the Company of the same class as the Registrable Securities are then listed.

9.1.14 Engage an appropriate transfer agent and provide such transfer agent with printed certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company, and provide a CUSIP number for the Registrable Securities.

9.1.15 At all times during the term of this Agreement, maintain the effectiveness of the registration of the Common Stock under the Exchange Act and use its reasonable best efforts to prepare and file in a timely manner all documents and reports required by the Exchange Act.

9.1.16 If the Company, in the exercise of its reasonable judgment, objects to any change requested by the Registered Holders or the underwriters, if any, to any Registration Statement or Prospectus or any amendments or supplements thereto (including documents incorporated or to be incorporated therein by reference) as provided for in this Section 9, the Company shall not be obligated to make any such change and such Registered Holders may withdraw their Registrable Securities from such registration, in which event (i) the Company shall pay all expenses incurred in connection with such Registration Statement or amendment thereto or Prospectus or supplement thereto, and (ii) in the case of a registration being effected pursuant to Section 2, such registration shall not count as one of the registrations the Company is obligated to effect pursuant to Section 2.

Section 10. Indemnification.

10.1 In the event of any registration of any securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Stockholders, any underwriter and each other Person, if any, who controls a Stockholder or underwriter within the meaning of the Securities Act, and the respective officers, directors, partners, members and employees of such Stockholders, underwriters and controlling Persons, from and against any and all losses, claims, damages or liabilities, joint or several, to which any such indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement or preliminary prospectus or final or summary prospectus contained therein, or any amendment or supplement thereto, and any other document prepared by the Company and provided to Registered Holders for their use in connection with the registered offering, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein (in the case of a Prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse such indemnified Persons for any reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim, excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of the Company; provided, however, that the Company will not be liable to an indemnified Person in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission made in a Registration Statement, preliminary prospectus or final or summary prospectus or any amendment or supplement thereto or other document, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified Person, specifically for use in the preparation thereof; and provided further, that the indemnity agreement contained in this Section 10 with respect to any preliminary prospectus shall not inure to the benefit of any indemnified Person using the same in respect of any loss, claim, damage, liability or action asserted by someone who purchased shares from such Person if a copy of an amended preliminary prospectus or prospectus supplement was delivered by the Company to the Registered Holders and the underwriters, if any, prior to the pricing of the sale of the securities (if an underwritten offering) or prior to the effectiveness of the Registration Statement, but was not delivered to the purchaser of the securities from the indemnified Person, and the untrue statement or omission or alleged untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the amended preliminary prospectus or prospectus supplement.

10.2 In the event of any registration of securities under the Securities Act pursuant to this Agreement, the Registered Holders, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers, any underwriter and each other Person, if any, who controls the Company or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which any such indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement or preliminary prospectus or final or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein (in the case of a Prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse such indemnified Persons for any reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim, excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of the indemnifying Registered Holder; but in all cases only if, and to the extent that, any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission therein made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the indemnifying Registered Holder specifically for use in the preparation thereof. Notwithstanding the foregoing, the amount of the indemnity provided by each Registered Holder pursuant to this Section 10 shall not exceed the net proceeds received by such Registered Holder in the related registration and sale.

10.3 Promptly after receipt by a party entitled to indemnification under subsection 10.1 or 10.2 hereof of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under either of such subsections, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against the indemnified party and it shall so notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it so chooses, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party that it so chooses, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, provided, however, that if the indemnifying party fails to take reasonable steps necessary to diligently defend such claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes the indemnifying party has failed to take such steps, the indemnified party may assume its own defense and the indemnifying party shall be liable for any expenses therefor. The indemnity and contribution agreements in this Section 10 are in addition to any liabilities which the indemnifying parties may have pursuant to law.

10.4 If the indemnification provided for in this Section 10 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, or is insufficient to hold the indemnified party harmless therefrom, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 11. Sales under Rule 144. With a view to making available to the Stockholders the benefits of Rule 144 promulgated under the Securities Act and any other similar rule or regulation of the Commission that may at any time permit the Stockholders to sell the Registrable Securities without registration, the Company agrees to:

(a) make and keep available adequate current public information, as those terms are understood and defined in Rule 144 (or any successor provision);

(b) file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act; and

(c) furnish to any Stockholder forthwith upon request (i) a written statement by the Company that it has complied with the foregoing requirements and (ii) such other information as may be reasonably requested by Stockholder in availing itself of any rule or regulation of the Commission which permits the selling of any such securities without registration.

Section 12. Removal of Legend. The Company agrees, to the extent allowed by law, to remove any legends on certificates representing Registrable Securities describing transfer restrictions applicable to such securities (i) upon the sale of such securities pursuant to an effective Registration Statement under the Securities Act or in accordance with the provisions of Rule 144 under the Securities Act, or (ii) upon the written request of any holder of Registrable Securities if such securities may then be sold without restriction under Rule 144.

Section 13. Lock-Up Agreements. If requested by a managing underwriter, each holder of Registrable Securities agrees not to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any Registrable Securities (or other securities) of the Company held by such holder (other than those included in the registration) for a 30-day period (or such longer period requested by the managing underwriter which shall in no event exceed 90 days).

Section 14. Notices. Any notices or other communications required or permitted hereunder shall be in writing and be deemed to have been given if mailed, three business days after being deposited in the United States mail, postage prepaid and registered or certified at the addresses listed on the signature pages hereof or at such other address of which the Company or Investor has been advised by notice hereunder. Notice shall be deemed effective upon receipt or refusal.

Section 15. Modification. Notwithstanding anything to the contrary in this Agreement or otherwise, no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the Company and the Stockholders holding not less than a majority of the Registrable Securities (assuming for purposes of such calculation the conversion of all Series A Preferred and exercise of all Warrants in each case then constituting Registrable Securities) then outstanding. Any such modification, amendment or waiver shall be binding on all holders of Registrable Securities and all Persons who may thereafter acquire any Registrable Securities.

Section 16. Non-Waiver. The failure to enforce at any time any of the provisions of this Agreement, or to require at any time performance by any other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions.

Section 17. Partial Invalidity. If any clause, sentence, paragraph, section or part of this Agreement shall be deemed invalid, unenforceable or against public policy, the part that is invalid, unenforceable or contrary to public policy shall not affect, impair, invalidate or nullify the remainder of this Agreement, but the invalidity, unenforceability or contrariness to public policy shall be confined only to the clause, sentence, paragraph, section or part of this Agreement so invalidated, unenforceable or against public policy.

Section 18. Termination of Registration Right. Notwithstanding any other provision of this Agreement to the contrary, the registration rights granted under Section 2 will terminate as to any Stockholder upon the first day the Stockholder is able to sell all of the Registrable Securities then owned by such Person under Rule 144 within any given three-month period.

Section 19. Construction. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and shall not be construed strictly for or against either of the parties hereto.

Section 20. Governing Law. This Agreement shall be governed and construed according to the laws of the State of Texas, without regard to its conflicts of law principles.

Section 21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute but one and the same instrument.

Section 22. Further Assurances. The parties hereto will do such further acts and things necessary to ensure that the terms of this Agreement are carried out and observed.

Section 23. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 24. Specific Performance. The parties agree that, to the extent permitted by law, (i) the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by any such party damages would not be an adequate remedy and (ii) the other party shall be entitled to specific performance and injunctive and equitable relief in addition to any other remedy to which it may be entitled at law or in equity.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

By:
Name:	Charles M. Dauber
Title:	President

Address for Notice:

American Electric Technologies, Inc.

6410 Long Drive

Houston, Texas 77087

Attention: Frances Powell Hawes

With a copy (which shall not constitute notice) to:

Joel Bernstein

2666 Tigertail Avenue, Suite 104

Miami, Florida 33133

Signature Page to Registration Rights Agreement

JCH CRENSHAW HOLDINGS, LLC

By:
Name:
Title:

Address for Notice:

JCH Crenshaw Holdings, LLC

470 Orleans St., 7th Floor

Beaumont, Texas 77701

Attention: Casey Crenshaw

With a copy (which shall not constitute notice) to:

Thompson & Knight LLP

333 Clay Street

Suite 3300

Houston, Texas 77002

Attention: Jerry L. Metcalf

Fax: (832) 397-8217

Signature Page to Registration Rights Agreement